EXHIBIT 99.1

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698
CONEXANT REPORTS FINANCIAL RESULTS FOR THE FOURTH
QUARTER OF FISCAL 2007
Company also Announces Restructuring and Expense-reduction Actions
     NEWPORT BEACH, Calif., Nov. 1, 2007 — Conexant Systems, Inc. (NASDAQ: CNXT), a worldwide leader in semiconductor solutions for broadband communications and the digital home, today announced financial results for the fourth quarter of fiscal 2007 that were consistent with the expectations established at the beginning of the quarter. In addition, the company announced that it will terminate further investments in “stand-alone” products for wireless networking but will continue to support DSL gateway solutions that incorporate wireless-networking capability. During the quarter, Conexant also completed a series of restructuring actions that will result in significantly reduced core operating expenses beginning in the current quarter.
Financial Results
     Conexant presents financial results based on accounting principles generally accepted in the United States of America (GAAP) as well as selected non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     Fourth quarter fiscal 2007 revenues were $183.9 million, including a non-recurring royalty of approximately $4 million related to an existing license agreement. Core gross margins were 44.7 percent of revenues. Core operating expenses were $90.3 million. The core operating loss was $8.0 million, and the core net loss was $18.5 million, or $0.04 per share.

     On a GAAP basis, gross margins for the fourth quarter of fiscal 2007 were 44.0 percent of revenues. The company recorded a non-cash impairment charge of $192.5 million during the quarter to reduce the carrying value of goodwill, intangible assets, and property, plant, and equipment associated with its broadband media processing and wireless networking product lines. In addition, the company recorded special charges of $26.4 million primarily related to a litigation settlement and restructuring. As a result, GAAP operating expenses were $319.2 million, the GAAP operating loss was $238.2 million, and the GAAP net loss was $234.8 million, or $0.48 per share.
     The company ended the quarter with $235.6 million in cash and cash equivalents.
Wireless Networking
     Effective immediately, Conexant is discontinuing further investment in stand-alone wireless networking product development and will eliminate approximately 140 positions worldwide. Beginning in the second quarter of fiscal 2008, the company expects these actions to save approximately $5 million in quarterly operating expenses.
     The company plans to maintain the staffing levels required to support existing wireless networking customers with current solutions. Conexant’s remaining wireless employees will join the company’s Broadband Access organization and support DSL gateways that incorporate wireless connectivity.
Fourth Quarter Restructuring and Expense-reduction Actions
     In September, Conexant completed a broad-based set of headcount reductions that eliminated approximately 500 positions in the U.S., India, and China. As a result of these actions, the company expects to save approximately $4.8 million per quarter beginning in the current quarter. The company also narrowed its product-development focus during the fourth fiscal quarter by discontinuing further investments in developing network processor solutions and packet switch products, and terminating its investment in HomePlug networking. In each case, the company will support current customers that are using existing products.

Business Perspective
     “In the fourth fiscal quarter, we made solid progress across multiple fronts,” said Dan Artusi, Conexant president and chief executive officer. “We delivered on the performance expectations we established at the beginning of the quarter, we restructured our business and took action that will significantly reduce expenses, and we narrowed our business and product focus.
     “Including the wireless networking actions announced today, we have reduced our worldwide workforce by approximately 20 percent over the past five weeks,” Artusi said. “We will continue working to narrow our product-development focus in order to improve our engineering execution and our ability to deliver innovative, cost-effective solutions to customers on schedule. At this point, our most important company priority is to return to breakeven financial performance as quickly as possible.”
Business Outlook
     Subsequent to the end of the fourth quarter, the company negotiated a buyout of a future royalty stream totaling approximately $14 million. Consequently, the company’s guidance for the first quarter includes the anticipated impact of this non-recurring event on revenues.
     For the first quarter of fiscal 2008, Conexant expects revenues to be in a range between $194 and $196 million.
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. Dan Artusi, president and chief executive officer, and Karen Roscher, senior vice president and chief financial officer, will discuss fourth fiscal quarter financial results and provide the company’s outlook.
     To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the US and Canada) or 706-645-9291 (from other international locations); pass code: 20300937.
About Conexant
     Conexant’s innovative semiconductor solutions are driving broadband communications and digital home networks worldwide. The company’s comprehensive portfolio includes products for broadband access and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com

Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	September 28,	June 29,	September 29,	September 28,	September 29,
	2007	2007	2006	2007	2006
Net revenues	$183,921	$179,549	$245,863	$808,869	$970,787
Cost of goods sold	102,973	101,503	133,385	450,537	542,309
Gain on cancellation of supply agreement (Note 1)	—	—	—	—	(17,500)

Gross margin	80,948	78,046	112,478	358,332	445,978

Operating expenses:
Research and development	69,000	68,890	70,450	278,685	269,736
Selling, general and administrative	26,517	26,234	29,268	107,030	131,226
Amortization of intangible assets	4,784	4,823	7,520	22,099	30,705
Asset impairments	192,498	3,415	—	350,913	85
Special charges (Note 2)	26,359	1,656	865	36,034	73,159

Total operating expenses	319,158	105,018	108,103	794,761	504,911

Operating income (loss)	(238,210)	(26,972)	4,375	(436,429)	(58,933)

Interest expense	(11,381)	(11,349)	(8,850)	(48,986)	(38,130)
Other income (expense), net (Note 3)	9,771	3,656	(11,352)	36,148	(14,472)

Loss before income taxes and gain (loss) of equity method investments	(239,820)	(34,665)	(15,827)	(449,267)	(111,535)
Provision for income taxes	1,933	741	410	4,377	2,892

Loss before gain (loss) of equity method investments	(241,753)	(35,406)	(16,237)	(453,644)	(114,427)
Gain (loss) of equity method investments (Note 4)	6,988	179	(4,861)	51,182	(8,164)

Net loss	$(234,765)	$(35,227)	$(21,098)	$(402,462)	$(122,591)

Basic and diluted net loss per share	$(0.48)	$(0.07)	$(0.04)	$(0.82)	$(0.26)

Shares used in basic and diluted per-share computations	491,770	490,558	484,171	489,402	479,325

Note 1 -	During the twelve months ended September 29, 2006, Conexant and Jazz Semiconductor, Inc. terminated a wafer supply and services agreement. In lieu of credits towards future purchases of product from Jazz, we received an additional investment in Jazz and recorded a gain of $17.5 million during the twelve months ended September 29, 2006.

Note 2 -	Special charges includes restructuring charges and legal charges. Legal charges include the settlement with Orckit Communications Ltd of $18.6 million in the three and twelve months ended September 28, 2007 and the settlement of our litigation with Texas Instruments Incorporated of $70.0 million in the twelve months ended September 29, 2006.

Note 3 -	Other income (expense), net for the three and twelve months ended September 28, 2007 includes a gain of $16.3 million that resulted from the sale of our investment in Skyworks Solutions, Inc.

Note 4 -	Gain (loss) of equity method investments for the three and twelve months ended September 28, 2007 includes gains on the sale of our investment in Jazz Semiconductor, Inc. of $6.7 million and $50.3 million, respectively.

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	September 28,	June 29,	September 29,	September 28,	September 29,
	2007	2007	2006	2007	2006
GAAP gross margin	$80,948	$78,046	$112,478	$358,332	$445,978
Stock-based compensation (a)	112	143	34	473	494
Gain on cancellation of supply agreement (b)	—	—	—	—	(17,500)
Other (l)	1,211	—	—	1,211	(1,128)

Non-GAAP Core gross margin	$82,271	$78,189	$112,512	$360,016	$427,844

GAAP operating expenses	$319,158	$105,018	$108,103	$794,761	$504,911
Stock-based compensation (a)	(4,632)	(5,167)	(7,916)	(19,278)	(45,080)
Transitional salaries and benefits (c)	(620)	(934)	(260)	(3,885)	(1,954)
IP litigation support costs (d)	—	—	—	—	(10,993)
Amortization of intangible assets (e)	(4,784)	(4,823)	(7,520)	(22,099)	(30,705)
Asset impairments (f)	(192,498)	(3,415)	—	(350,913)	(85)
Special charges (g)	(26,359)	(1,656)	(865)	(36,034)	(73,159)
Other (l)	—	—	—	(400)	5,792

Non-GAAP Core operating expenses	$90,265	$89,023	$91,542	$362,152	$348,727

GAAP operating income (loss)	$(238,210)	$(26,972)	$4,375	$(436,429)	$(58,933)
Gross margin adjustments (a-b, l)	1,323	143	34	1,684	(18,134)
Operating expense adjustments (a, c-g, l)	228,893	15,995	16,561	432,609	156,184

Non-GAAP Core operating income (loss)	$(7,994)	$(10,834)	$20,970	$(2,136)	$79,117

GAAP net loss	$(234,765)	$(35,227)	$(21,098)	$(402,462)	$(122,591)
Gross margin adjustments (a-b, l)	1,323	143	34	1,684	(18,134)
Operating expense adjustments (a, c-g, l)	228,893	15,995	16,561	432,609	156,184
Unrealized (gains) losses on Mindspeed warrant (h)	8,820	(944)	12,866	952	16,666
Gains on sales of equity securities (i)	(10,446)	(101)	—	(17,016)	(4,414)
(Gains) losses of equity method investments (j)	(6,988)	(179)	4,861	(51,182)	8,164
Impairment of equity securities (k)	—	—	1,416	—	19,872
Other (m)	(5,324)	—	—	(5,324)	(1,725)

Non-GAAP Core net income (loss)	$(18,487)	$(20,313)	$14,640	$(40,739)	$54,022

Basic and diluted net income (loss) per share:
GAAP	$(0.48)	$(0.07)	$(0.04)	$(0.82)	$(0.26)

Non-GAAP Core (n)	$(0.04)	$(0.04)	$0.03	$(0.08)	$0.11

Certain reclassifications have been made to all periods presented to conform to the current year presentation and prior fiscal periods contain certain reclassifications to conform with the presentation used in fiscal 2007.
See “GAAP to Non-GAAP Core Adjustments” below

GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense is based on the fair value of all stock options, employee stock purchase plan shares, and performance share grants in accordance with SFAS No. 123(R).

(b)	Gain resulting from the cancellation of a wafer supply and services agreement with Jazz Semiconductor, Inc.

(c)	Transitional salaries and benefits represent amounts earned by employees who have been notified of their termination as part of our restructuring activities, from the date of their notification.

(d)	IP litigation support costs comprise legal fees related to our litigation with Texas Instruments Incorporated, which was settled in May 2006.

(e)	Amortization of intangible assets resulting from business combinations.

(f)	Asset impairment charges for the three and twelve months ended September 28, 2007 totaled $192.5 million and $350.9 million, respectively, and were primarily comprised of non-cash goodwill and intangible asset impairment charges. Asset impairment charges for the three months ended June 29, 2007 totaled $3.4 million and resulted from the termination of a license agreement.

(g)	Special charges for the three and twelve months ended September 28, 2007 were primarily comprised of legal settlements totaling $20.0 million for each period and $4.1 million and $12.1 million, respectively, of restructuring charges. Special charges for the twelve months ended September 29, 2006 included charges of $70.0 million related to the settlement of our litigation with Texas Instruments Incorporated and $3.3 million of restructuring charges. Special charges for the three months ended June 29, 2007 and September 29, 2006 were comprised of restructuring charges.

(h)	Unrealized gains associated with changes in the fair value of our warrant to purchase 30 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.

(i)	Gains on sales of equity securities or on the liquidation of companies in which we held equity securities.

(j)	Gain (loss) of equity method investments for the three and twelve months ended September 28, 2007, includes gains on the sale of our investment in Jazz Semiconductor, Inc. of $6.7 million and $50.3 million, respectively.

(k)	Represents a write-down of private company equity investment during the three and twelve months ended September 30, 2006 and an $18.5 million write-down of our investment in Skyworks Solutions, Inc. to fair value during the twelve months ended September 29, 2006.

(l)	Other gains and losses which are not part of our core, on-going operations. For the three and twelve months ended September 28, 2007, the adjustment relates to an environmental charge. For the twelve months ended September 29, 2006, these adjustments primarily relate to a property tax settlement.

(m)	Represents other income and expenses which are not part of our core, on-going operations including investment credits for asset disposals in the three and twelve months ended September 28, 2007 and a property tax settlement in the twelve months ended September 29, 2006.

(n)	The dilutive effect of stock options and warrants under the treasury stock method and the dilutive effect of shares issuable upon conversion of convertible subordinated notes under the if-converted method are added to basic weighted average shares to compute diluted weighted average shares. For the three and twelve months ended September 29, 2006, 4.0 million and 8.9 million shares, respectively, have been added to basic weighted average shares to arrive at diluted weighted average shares for purposes of the non-GAAP core diluted net income per share computations.

Non-GAAP Financial Measures:
We have presented non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. Management believes that these are important measures in the evaluation of our results of operations. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 28,	September 29,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents (Note 5)	$235,605	$225,626
Marketable securities (Note 5)	—	115,709
Restricted cash	8,800	8,800
Receivables	80,906	123,025
Inventories	63,174	97,460
Other current assets	20,361	19,353

Total current assets	408,846	589,973

Property, plant and equipment, net	67,967	65,405
Goodwill	406,323	710,790
Intangible assets, net	26,067	76,008
Other assets	76,766	131,449

Total assets	$985,969	$1,573,625

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$58,000	$188,375
Short-term debt	80,000	80,000
Accounts payable	80,667	113,690
Accrued compensation and benefits	26,154	28,307
Other current liabilities	70,631	51,966

Total current liabilities	315,452	462,338

Long-term debt	467,000	518,125
Other liabilities	57,002	83,064

Total liabilities	839,454	1,063,527

Shareholders’ equity	146,515	510,098

Total liabilities and shareholders’ equity	$985,969	$1,573,625

Note 5 — Cash, Cash Equivalents and Marketable Securities

	September 28,	September 29,
	2007	2006
Cash and cash equivalents	$235,605	$225,626
Marketable debt securities	—	83,620

Subtotal	235,605	309,246
Marketable equity securities — Skyworks Solutions, Inc. (6.2 million shares at September 29, 2006)	—	32,089

Total cash, cash equivalents and marketable securities	$235,605	$341,335

CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

	Three Months Ended			Twelve Months Ended
	September 28,	June 29,	September 29,	September 28,	September 29,
	2007	2007	2006	2007	2006
Revenues By Region:
Americas	$11,268	$17,014	$24,268	$91,643	$99,673
Asia-Pacific	163,884	149,529	202,195	668,744	798,918
Europe, Middle East and Africa	8,769	13,006	19,400	48,482	72,196

	$183,921	$179,549	$245,863	$808,869	$970,787

Cash Flow Data:
Depreciation of PP&E	$6,650	$6,452	$5,503	$25,091	$19,670
Capital expenditures	$7,189	$8,194	$10,226	$30,322	$33,726